Exhibit 99.01

Glu Mobile INC.

Transitional Employment AND SEPARATION aGREEMENT

This Transitional Employment and Separation Agreement (“Agreement”) is entered into effective as of the “Effective Date” (as defined below) by and between Tim Wilson (“Employee”) and Glu Mobile Inc. (the “Company”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, Employee is currently employed by the Company as its Chief Technology Officer; and

WHEREAS, the Parties wish to provide for the transition of employment for Employee, and the Parties wish to agree upon the terms and conditions applicable to such transitional period of employment and upon Employee’s termination of employment with the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

AGREEMENT

1.  Resignation of Titles and Positions.  Effective as of the Termination Date (as defined below) (or upon the termination of the employment of Employee for any reason prior to the Termination Date (such date of termination prior to the Termination Date, the “Separation Date”)), Employee’s employment with the Company will terminate, and, unless requested earlier during the Transitional Period (as defined below), Employee will relinquish all titles and positions then held by Employee with the Company.

2.  Continued At-Will Employment; Other Release Consideration.  In exchange for Employee’s agreement to the general release and waiver of claims and covenant not to sue set forth below and his other promises herein, the Company agrees to continue his employment on a transitional basis on the terms specified in this Agreement.

3.  Transitional Employment.  Employee shall continue in active employment with the Company for the “Transitional Period,” which shall commence as of the Effective Date and which shall continue until September 1, 2017, or such other date as the Parties may mutually agree upon in writing (the “Termination Date”).  During the Transitional Period, Employee shall continue to provide services to the Company as directed by the Company’s officers, including the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer and Chief Operating Officer (the “Transitional Services”).  The Transitional Services shall include, but not be limited to, completing the following tasks:

•Transitioning Employee’s duties and transferring relevant knowledge to appropriate personnel at the Company, including but not limited to:

oTransferring Employee’s knowledge, and assisting with the transition of his duties, relating to The Swift Life to appropriate Company personnel, including but not limited to Dave Waisglass and Mark Mizuguchi;

oTransferring Employee’s knowledge, and assisting with the transition of his duties, relating to the Company’s Central Technology department to appropriate Company personnel, including but not limited to updating Chris Akahvan regarding his new direct reports; and

oTransferring Employee’s knowledge, and assisting with the transition of his duties, relating to vendor relationships overseen by Employee to appropriate Company personnel; and

•Supporting the Company’s efforts to ensure a smooth transition with Employee’s direct reports, within the Company’s Central Technology department and throughout the Company as a whole, including providing and supporting appropriate messaging to Company personnel, including but not limited to Employee’s direct reports and members of the Company’s Central Technology department, regarding the transition.

Notwithstanding the foregoing, Employee’s employment with the Company during the Transitional Period will be at‑will and may be terminated by Employee or by the Company at any time for any reason.

4.  Compensation and Benefits During Transitional Period.  During the Transitional Period, Employee will continue to receive payment of his salary, based on his current annual base salary (the “Base Salary”), and will continue to participate in applicable Company employee benefit plans, subject to the terms and conditions of such plans. During the Transitional Period, Employee’s options to purchase Company common stock and/or restricted stock units will continue to vest in accordance with their terms.

5.  Payments and Benefits upon Termination.

(a)   Accrued Payments and Benefits.  On the Termination Date or the Separation Date, as the case may be, the Company shall pay to Employee all amounts and benefits that have accrued or were earned but remain unpaid through the date of termination in respect of salary and unreimbursed expenses.  Employee’s health insurance benefits will cease on the last day of the month in which the Termination Date or Separation Date, as applicable, occurs, subject to Employee’s eligibility and timely election to continue group health coverage under COBRA and Employee’s eligibility to receive the separation payment specified pursuant to Section 5(b)(ii) below.  Employee’s participation in all other employee benefits plans will cease on the Termination Date or Separation Date, as applicable, and Employee will cease accruing employee benefits, including, but not limited to, paid time off, as of such Termination Date or Separation Date.   Employee shall have the period of time following the Termination Date or Separation Date, as applicable, specified in the governing written agreements governing Employee’s stock option awards to exercise such stock options that are then vested and outstanding.  Any stock options or restricted stock unit awards that remain unvested as of the Termination Date or Separation Date, as applicable, shall expire effective as of such Termination Date or Separation Date.

(b)  Payments Upon Termination.  Provided that the employment of Employee is not terminated by the Company for cause or by Employee for any reason prior to the Termination Date and subject to Employee’s execution and delivery to the Company of a signed second general release of claims in favor of the Company in substantially the form attached hereto as Exhibit A (the “Second Release”) and subject to its nonrevocation by Employee and it becoming effective, the Company will provide Employee with the following benefits:

(i)  Severance in the gross amount of $166,250, which equals seven months of Employee’s Base Salary.  This amount will be paid in a lump sum, less applicable federal and state payroll deductions and withholdings.  The payment will be made with the Company’s first payroll date following the date that the Second Release becomes effective.

(ii)  Upon Employee’s timely election to continue his existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue Employee’s existing health benefits through April 30, 2018.  If Employee becomes eligible and enrolls in other medical coverage prior to April 30, 2018, Employee agrees to advise the Company so that the Company can terminate Employee’s Company-paid COBRA coverage.  Notwithstanding the foregoing, if Employee is eligible for, and the Company determines, in its sole discretion, that it cannot pay, the COBRA premiums without a substantial risk of violating applicable law (including Section 2716 of the Public Health Service Act), the Company instead shall pay to Employee, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Cash Payment”), for the remainder of the period Employee remains eligible for the benefit.  Employee may, but is not obligated to, use such Special Cash Payments toward the cost of COBRA premiums.  In the event the Company opts for the Special Cash Payments, then, within ten (10) business days following the effectiveness of the Second Release, the Company will make the first payment to Employee under this Section 5(b)(ii)(C), in a lump sum, equal to the aggregate Special Cash Payments that the Company would have paid through such date had the Special Cash Payments commenced on the first day of the first month following the Termination Date through such tenth (10th) business day, with the balance of the Special Cash Payments paid on the first day of each calendar month thereafter.

(iii)  Subject to a review by the Company’s Information Technology department for Company confidential proprietary information, Employee shall be permitted to retain each of the MacBook Pro, iPhone 7, Google Pixel and Samsung S6 previously provided to Employee by the Company; it being understood that any proprietary information that may remain on such devices shall remain confidential information of the Company and remain subject to the Employee Invention Assignment and Confidentiality Agreement between Employee and the Company (the “Confidentiality Agreement”)

6.  Confidential Information.  During the Transitional Period and following the Separation Date or Termination Date, as the case may be, Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement.  Subject to Section 5(b)(iii) above, Employee shall return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Separation Date or Termination Date, as the case may be.

7.  Non‑Solicitation.  Employee agrees that for a period of twelve (12) months immediately following the Separation Date or Termination Date, as the case may be, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, or take away employees of the Company, either for himself or any other person or entity.  Employee further agrees not to otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to the knowledge of Employee, is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries or affiliates (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent prior twelve‑month period, a customer, supplier or business partner of the Company or any of its subsidiaries.

8.  General Release of Claims.

(a)  In further consideration for the transitional employment and undertakings described above, to the fullest extent permitted by law, Employee, individually and on behalf of his attorneys, representatives, family members, heirs, executors, estates, agents, successors, and assigns, does hereby completely release and forever discharge the Company, its affiliated and subsidiary corporations, and its and their former and current stockholders, directors, officers and employees and all other representatives, agents, successors and assigns (collectively “Releasees”), from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, the termination thereof, or otherwise.  This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, fraud, breach of fiduciary duty, defamation, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, which Employee may now have, or has ever had.  The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Agreement.

(b)  Employee and the Company do not intend to release claims: (i) that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802, or (ii) claims for enforcement of this Agreement.

(c)  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

(d)  Employee and the Company do not intend to release any and all right that Employee may have to indemnification by the Company pursuant to the by‑laws and certificate of incorporation of the Company and pursuant to any agreement between the Company and Employee.

9.  Waiver of Unknown Claims.  Employee has read or been advised of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Having been so apprised,

he nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

10.  Covenant Not to Sue.

(a)  To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Releasees, which is based in whole or in part on any matter covered by this Agreement.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee agrees that he shall do no more than state that he cannot provide counsel or assistance.

(b)  Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Agreement, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between the Company and Employee shall be resolved in arbitration.

(c)  Nothing in this Agreement shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

11.  Nondisparagement.  Employee agrees that he will refrain from making any adverse, derogatory or disparaging statements about the Company, its board of directors, officers, management, practices or procedures, or business operations to any person or entity.  Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.

12.  Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

13.  Post-Termination Assistance. Following the Separation Date or Termination Date, as the case may be, and upon reasonable notice, Employee shall provide such information and assistance to the Company as may reasonably be requested by the Company.

14.  Arbitration.  Except for any claim for injunctive relief arising out of a breach of Employee’s obligation to protect the Company’s confidential information or Employee’s non-solicitation obligations under Sections 6 and 7 of this Agreement, the Parties agree to arbitrate, in San Francisco County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement.  Any arbitration may be initiated by a written demand to the other Party.  The arbitrator’s decision will be final, binding, and conclusive.  The Parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law.  The parties shall maintain the confidential nature of the arbitration proceeding and any award, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.  The Parties expressly waive any entitlement to have such controversies decided by a court or a jury.

15.  Authority.  The Company represents and warrants that the undersigned Company officer has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind him to the terms and conditions of this Agreement.

16.  No Representations.  The Parties represent that each has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

17.  Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

18.  Entire Agreement.  This Agreement, including Exhibit A hereto, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of (a) the Confidentiality Agreement, (b) the agreements governing Employee’s stock options and/or restricted stock units (including the equity compensation plans under which such equity awards were granted), (c) any agreements between the Company and Employee relating to any and all right that Employee may have to indemnification by the Company pursuant to the by‑laws and certificate of incorporation of the Company or pursuant to any agreement between the Company and Employee, or (d) that certain Change of Control Severance Agreement dated as of November 10, 2015 by and between Employee and the Company.

19.  Withholding.  All sums payable to Employee hereunder are subject to all federal, state, local and other withholding and similar taxes and payments required by applicable law.

20.  No Waiver.  The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions.  This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

21.  No Oral Modification.  Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.

22.  Governing Law.  This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles.  To the extent that the Company seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of the Company’s trade secrets or confidential or proprietary information, Employee hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

23.  Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

24.  Successors and Assigns.  This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by Employee without the Company’s prior written consent.

25.  Confidentiality.  The contents, terms and conditions of this Agreement, including all exhibits hereto, must be kept confidential by Employee and may not be disclosed except to Employee’s immediate family, accountant or attorneys or pursuant to subpoena or court order.  Any breach of this confidentiality provision will be deemed a material breach of this Agreement.

26.  Notice and Revocation Period. Employee acknowledges that the Company advised Employee to consult with an attorney prior to signing this Agreement; that Employee understands that Employee has at least twenty-one (21) days in which to consider whether Employee should sign this Agreement; and that Employee further understands that if Employee signs this Agreement, Employee will be given seven (7) days following the date on which Employee signs this Agreement to revoke it and that this Agreement will not be effective until after this seven-day period has expired without revocation by Employee.

27.  Expiration of Offer.  The Company’s offer of transitional employment in exchange for the general release of claims in Section 8 above and Employee’s other promises herein will expire at 5:00 p.m. Pacific time on August 25, 2017.

28.  Effective Date.  This Agreement is effective on the eighth (8th) day after Employee signed it and without revocation by Employee.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

GLU MOBILE INC.

Dated: August 22, 2017	By	/s/ Scott J. Leichtner

TIM WILSON, an individual

Dated: August 22, 2017	/s/ Tim Wilson

EXHIBIT A

SECOND GENERAL RELEASE OF ALL CLAIMS

This Second General Release of All Claims (“Second Release”) is entered into by and between Tim Wilson (“Employee”) and Glu Mobile Inc. (the “Company”).

WHEREAS, Employee has been employed by the Company as its Chief Technology Officer;

WHEREAS, on August 22, 2017, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Transitional Employment Agreement,” to which this Second Release is attached as Exhibit B);

WHEREAS, on September 1, 2017, the Termination Date (as defined in the Transitional Employment Agreement) occurred;

WHEREAS, this agreement serves as the Second Release, pursuant to the Transitional Employment Agreement; and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment by the Company and the termination thereof.

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.

1.          Acknowledgment of Payment of Wages.  By his signature below, Employee acknowledges that, on the Termination Date, the Company paid him for all wages, salary, vacation, bonuses, commissions, reimbursable expenses, and any similar payments due to him from the Company as of the Termination Date.  By signing below, Employee acknowledges that the Company does not owe him any other amounts, except as may become payable under the Transitional Employment Agreement and the Second Release.

2.         Consideration.  In consideration of the payments and benefits provided to Employee by the Company pursuant to Section 5(b) of the Transitional Employment Agreement, and in connection with the termination of Employee’s employment, Employee agrees to the following general release.

3.         General Release of Claims.

(a)       In further consideration for the payment and undertakings described above, to the fullest extent permitted by law, Employee, individually and on behalf of his attorneys, representatives, family members, heirs, executors, estates, agents, successors, and assigns, does hereby completely release and forever discharge the Company, its affiliated and subsidiary corporations, and its and their former and current stockholders, directors, officers and employees and all other representatives, agents, successors and assigns (collectively “Releasees”), from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, the termination thereof, or otherwise.  This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, fraud, breach of fiduciary duty, defamation, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, which Employee may now have, or has ever had.  The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Second Release.

(b)       Employee and the Company do not intend to release claims: (i) that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802, or (ii) claims for enforcement of this Second Release.

(c)       To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

(d)       Employee and the Company do not intend to release any and all right that Employee may have to indemnification by the Company pursuant to the by‑laws and certificate of incorporation of the Company and pursuant to any agreement between the Company and Employee.

4.         Waiver of Unknown Claims. Employee has read or been advised of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Having been so apprised, he nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

5.         Covenant Not to Sue.

(a)       To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by this Second Release.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee agrees that he shall do no more than state that he cannot provide counsel or assistance.

(b)       Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Agreement, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between the Company and Employee shall be resolved in arbitration.

(c)       Nothing in this Second Release shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

6.         Return of Company Property; Obligation to Protect Proprietary Information.  To the extent Employee has not already done so, and except as otherwise provided in the Transitional Employment Agreement, he agrees to return to the Company all Company property, including but not limited to the files and documents, whether electronic or hardcopy, and whether in Employee’s possession or under his control. Employee also understands that whether he signs this Agreement or not, he must maintain the confidentiality of Company trade secrets, confidential and/or proprietary information (“Proprietary Information”), and not make use of any Proprietary Information on behalf of anyone.

7.         Notice and Revocation Period. Employee acknowledges that the Company advised him to consult with an attorney prior to signing this Agreement; that he understands that he has at least twenty-one (21) days in which to consider whether he should sign this Agreement; and that he further understands that if he signs this Agreement, he will be given seven (7) days following the date on which he signs this Agreement to revoke it and that this Agreement will not be effective until after this seven-day period has expired without revocation by him.

8.         Effective Date. This Second Release is effective on the eighth (8th) day after Employee signed it and without revocation by him.

9.         Other Terms of Separation Agreement Incorporated Herein:  All other terms of the Transitional Employment Agreement, to the extent not inconsistent with the terms of this Second Release, are hereby incorporated in this Release as though fully stated herein and apply with equal force to this Release, including, without limitation, the provisions on Arbitration, No Admission of Liability, Confidentiality, Nondisparagement, Governing Law and Attorneys’ Fees.

10.       Counterparts.  This Second Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Dated:
Glu Mobile Inc.

Dated:
Tim Wilson